UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

August 27, 2014

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shaanxi Province

China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8765-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 27, 2014, China Recycling Energy Corporation (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with Mr. Guohua Ku (“Mr. Ku”), a Chinese citizen, major shareholder, Chairman and Chief Executive Officer of this Company.

Pursuant to the Agreement, the Company shall issue and sell to Mr. Ku, and Mr. Ku shall purchase from the Company 13,829,074 shares of common stock of the Company (the "Shares"). The purchase price per share for the Shares shall be the average closing price quoted on the NASDAQ Global Market for the common stock of the Company for 15 trading days prior to the effective date of the Agreement.

The total purchase price of the Shares shall be paid in two installments: 1) $12,000,000 or its equivalent Chinese RMB shall be paid by Mr. Ku within ten days of the effective date of the Agreement; and 2) the remaining purchase price shall be paid by Mr. Ku within 20 days of the effective date of the Agreement. The exchange rate between US Dollar and Chinese RMB in the Agreement shall be the rate equal to the middle rate published by the People’s Bank of China on the effective date of the Agreement. The Shares shall be issued and delivered upon the receipt of the final payment by the Company.

The Company shall file a registration statement for the registration of the Shares for their resale by Mr. Ku within 180 days from the effective date of this Agreement.

The description contained herein of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above.

The Shares issuable in connection with the transaction described at Item 1.01 of this report on Form 8-K will be issued by the Company in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of our securities pursuant to Regulation S of the Act. The Shares will be issued to non-U.S. persons (as such term is defined in Regulation S) in an offshore transaction relying on Regulation S. Mr. Ku has acknowledged that the Shares to be issued have not been registered under the Act.

Item 8.01 Other Events

On August 27, 2014, the Company issued a press release announcing the share purchase, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Title or Description
10.1 99.1	Share Purchase Agreement Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: August 27, 2014	/s/ David Chong
David Chong, Chief Financial Officer